Exhibit 99.1

OPTi Receives Ruling in Markman Hearing in Patent Infringement Action

Against nVIDIA Corporation

Mountain View, CA., April 25, 2006 – OPTi Inc (OTCBB:OPTI) today announced that the United States District Court for the Western District of Texas issued a ruling Monday, April 24, 2006 in the ongoing patent infringement action between OPTi Inc (“OPTi”) and nVidia Corporation (“nVidia”). The ruling arises from a special proceeding required under U.S. patent law called a “Markman hearing,” where both sides present their arguments to the court as to how they believe certain claims at issue in the lawsuit should be interpreted.

In the ruling, the Court largely adopted OPTi Inc’s proposed construction on at least 13 of the 15 claims at issue. The Company believes that the ruling represents a major step in OPTi’s efforts to enforce its patent portfolio and licensing efforts. If OPTi prevails at trial, the Company is requesting a reward for damages on the infringement of its technology and for reimbursement of its litigation expenses.

Bernie Marren, President and CEO, of OPTi stated, “We are pleased with the Markman hearing ruling and remain confident in our position concerning nVidia’s infringement of the patents in dispute.”

On October 19, 2004, the Company announced that it has filed a complaint against nVidia Corporation (“nVidia”), in the Eastern District of Texas, for infringement of five U.S. patents. The five patents at issue in the lawsuit are U.S. patent No. 5,710,906, U.S. patent No. 5,813,036, U.S. patent No. 6,405,291, all entitled “Predictive Snooping of Cache Memory for Master-Initiated Acesses”, U.S. patent No. 5,944,807 and U.S. patent No. 6,098,141, both entitled “Compact ISA-Bus Interface.” The complaint alleges that nVidia infringes the patents by making, selling, and offering for sale products based on and incorporating Predictive Snooping technology and the Low Pin Count Interface Specification in various of its products and inducing and contributing to the infringement of the patents by others. OPTi has requested a jury trial in this matter. The Company in its case against nVidia is seeking damages or other monetary relief, including pre-judgment interest and awarding OPTi’s attorney fees. The nVidia action itself is an important part of the Company’s strategy for pursuing its patent infringement claims relating to its Predictive Snooping technology. Consequently, the outcome of the Markman hearing and that of the nVidia case itself is an important part of the Company’s strategy for pursuing its patent infringement claims and the Company’s ability to realize licensing revenue from its Predictive Snoop patents will be severely impaired if the litigation is not successful. Nonetheless there can be no assurance of the extent to which the outcome of the Markman hearing will lead to positive results in the nVidia case or the Company’s overall licensing strategy.

The Company in its case against nVidia is seeking damages or other monetary relief, including pre-judgment interest and awarding OPTi’s attorney fees.

Information set forth in this release constitutes and includes forward looking information made within the meaning of Section 27A of the Security Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended, that involve risks and uncertainties. The Company’s actual results including the final outcome of its legal action against nVidia and the success of the Company’s strategy for pursuing its patent infringement claims may differ significantly from the results discussed in the forward looking statements as a result of a number of factors, including resolution of the remaining phases of the nVidia litigation and possible appeals, the Company’s ongoing efforts to enforce its intellectual property rights including its current litigation efforts, the willingness of the parties the Company believes are infringing its patents to settle our claims against them, the amount of litigation costs the Company must incur in pursuing its patent infringement claims, the degree to which technology subject to our intellectual property rights is used by other companies in the personal computer and semiconductor industries and our ability to obtain license revenues from them, changes in intellectual property law in such industries and in general and other matters. Readers are encouraged to refer to “Factors Affecting Earnings and Stock Price” found in the Company’s latest Form10-K and 10-Q filings with the Securities and Exchange Commission.

Contact:

Bernard Marren, President & CEO

Michael Mazzoni, CFO

(650) 625-8787